China Education Alliance, Inc. Announces
Strong Third Quarter 2009 Financial Results

HARBIN, China, November 16, 2009 /PRNewswire-FirstCall/ -- China Education Alliance, Inc. (NYSE Amex: CEU) today announced strong financial results for the three and nine months ended September 30, 2009. The Company will host a conference call Tuesday, November 17, 2009, at 10:00 a.m. EST to discuss these results.

Financial Highlights for the Three Months Ended September 30, 2009

•	Total revenue increased 43.3% year-over-year to $10.23 million, compared to revenue of $7.15 million in the third quarter of fiscal 2008.
•	Net income increased 51.4% year-over-year to $4.17 million, compared to net income of $2.76 million in the third quarter of fiscal 2008.
•	EPS was $0.16 per fully diluted share, compared to EPS of $0.11 per fully diluted share in the third quarter of fiscal 2008.
•	Operating income totalled $4.44 million, compared to an operating income of $2.86 million in the third quarter of 2008.
•	Gross profit rose 42.7% to $8.22 million or 80.4% of sales, compared to 80.7% of sales or $5.76 million in the third quarter of 2008.

“We are very pleased to report another strong quarter as demand for our high-quality educational services and our vocational training programs in China remains high,” said Xiqun Yu, Chief Executive Officer of China Education Alliance, Inc. “The educational sector in China continues to experience rapid growth since quality education is so vital to meeting the demands of an ever-modernizing infrastructure. We see these quarterly results as further validation of the effectiveness of our business model and our expansion plans as well as validation of our commitment to providing the highest level of quality educational services to students and adults. We expect enrollment for our online educational services and our training centers will continue to grow rapidly and will be key drivers of our growth in the coming years.”

Financial results for the three months ended September 30, 2009

China Education Alliance reported total revenue of $10.23 million for the third quarter ended September 30, 2009, an increase of 43.3% compared to $7.15 million for the third quarter of 2008. The Company’s online education business generated 56.4% of its total revenue in the third quarter of 2009 compared to 63.2% for the same prior-year period. Its training center business generated 37.7% of total revenue in the third quarter of 2009 compared to 28.3% for the same prior-year period; its advertising business division generated the remaining 6.0% of total revenue in the third quarter of 2009, compared to 8.5% for the same prior-year period.

Online education revenue was $5.77 million for the third quarter of 2009, an increase of 32.9% compared to $4.34 million for the third quarter of 2008. During 2008 and 2009, the Company added several new programs for vocational studies and certification programs, which provided new revenue sources for its online education business.

Training center revenue in the third quarter of 2009 was $3.85 million, up 90.8% from $2.02 million in the third quarter last year.

Advertising revenue was approximately $0.61 million for the third quarter of 2009, decreased by 22.6% from $0.79 million in the third quarter last year.

Net income for the third quarter of fiscal 2009 was $4.17 million, representing an increase of 51.4% over third quarter 2008 net income of $2.76 million.  The increase was largely the result of strong development in the Company’s online division and training center division. Diluted earnings per share was $0.16, compared with $0.11 in the same period last year.

Operating income in the third quarter of fiscal 2009 increased to $4.44 million, from $2.86 million in the same period a year ago. Operating margin was 43.4% in the third quarter of fiscal 2009.

Overall cost of sales increased 45.3% to $2.01 million in the third quarter of fiscal 2009, compared to $1.38 million for the same period in fiscal 2008. Gross profit increased to $8.22 million in the third quarter of fiscal 2009, an increase of 42.7% from $5.76 million for the same quarter in fiscal 2008. Gross margin for the third quarter of fiscal 2009 was 80.4%, as compared to 80.7% for the same quarter a year ago. The online education gross margin decreased to 78.8% in the third quarter of fiscal 2009 from 84.6% for the same period in fiscal 2008. The training center gross margin increased to 80.9% for the third quarter of fiscal 2009 from 67.0% for the same period last year.  Advertising gross margin was 92.0% in the third quarter of fiscal 2009, down from 94.0% of the third quarter of last year.

Selling expenses increased 30.9% to approximately $3.08 million for the third quarter of fiscal 2009, compared to $2.35 million in the third quarter of 2008, due to increased expenses in building our marketing team and higher debit card agency expenses. General and administrative (“G&A”) expenses were approximately $0.43 million for the third quarter of fiscal 2009, an increase from $0.29 million in the third quarter of fiscal 2008, primarily due to an increase in salaries and office expenses in the third quarter of fiscal 2009 compared to the prior year. As a percentage of revenue, G&A expenses at 4.2% in the third quarter of fiscal 2009 was almost unchanged from 4.0% in the same period of last year.

Financial results for the nine months ended September 30, 2009

Revenue for the nine months ended September 30, 2009 was $26.55 million, representing an increase of 69.4% compared to the same nine-month period in 2008. Online education revenue was $16.07 million for the nine months ended September 30, 2009, representing an increase of 56.6% from $10.26 million for the same nine month-period in 2008. Training center revenue in the nine months ended September 30, 2009, was $8.41 million, representing an increase of 133.0% from $3.61 million in the same nine-month period last year. The increase was largely the result of strong development in the Company’s online education and onsite training centers divisions.

Advertising revenue was approximately $2.08 million for the nine months ended September 30, 2009, representing an increase of 14.9% from $1.81 million for the same prior-year, nine-month period.

Net income for the nine-months ended September 30, 2009 was $10.64 million, representing an increase of 68.2% over the same nine-month period in 2008 net income of $6.33 million.  Diluted earnings per share for the nine months ended September 30, 2009 was $0.44, compared with $0.26 in the same period of 2008.

Financial Condition

As of September 30, 2009, China Education Alliance had approximately $38.77 million in cash and cash equivalents, $39.63 million in working capital, and no long-term debt. Shareholders’ equity was approximately $47.83 million, an increase from approximately $33.71 million on June 30, 2009. The Company generated $13.43 million in cash flow from operating activities in the third quarter of 2009.

Business Outlook

China Education Alliance believes the education industry in China will remain a fast-growth sector.  The Company has experienced rapid growth by providing online and onsite, supplemental educational training services to students ages 6 to 18 and vocational training services to adults ages 18 and up.

For students ages 6 to 18, the Company provides downloadable course material and test papers online and classroom instructions onsite.  All the online course material and test papers and onsite classroom instructions are provided by famed instructors in the People’s Republic of China, with the purpose of helping the students pass the two most important exams during their academic life:  the high school and college entrance exams.

For adults ages 18 and up, the Company provides various vocational training including IT and other professional training programs.

China Education Alliance has two primary business lines:

1. Exam-Oriented Primary and Secondary School Supplemental Education:  The Company provides online educational resources for primary and secondary students to download through the Internet, and offers onsite training by highly regarded instructors.  Currently, the Company has expanded its business network from Heilongjiang province to Jilin, Liaoning and Inner Mongolia provinces.  While the Company plans to penetrate into new areas, it will continue to explore and increase online market share in these four provinces.  The Company’s online educational resources are provided through its website, http://www.edu-chn.com. This website is a comprehensive education network platform that utilizes video-on-demand technology and houses a large database that includes more than 350,000 exams and test papers, as well as courseware for college, secondary and elementary schools.

2.  Vocational Training:  The Company operates various vocational training programs through online services and onsite training at its main center in Beijing, as well as through its strategic partnerships with professional organizations such as the National Association of Vocation Education Society of China (NAVEC). The Company will focus on its Heilongjiang-based, self-run vocational education market, which includes IT training and other professional training programs, such as secretarial training and other professions with standard exam training.

In addition to these primary businesses, the Company is also invested in the publishing and circulation of an educational newspaper, Scientific Discovery, which is enjoying a growing distribution, currently estimated at 60,000.

“We will continue to focus on marketing our online test-preparation materials and our vocational training efforts to new markets. We will expand our market both in depth and breadth. We remain committed to our goals for development, and we expect to continue to enjoy comprehensive growth in each of our business lines as we develop and strengthen our strategic partnerships and improve our outreach efforts. We remain very confident in the future growth and development of the Company,” said Mr. Xiqun Yu.

Conference Call and Webcast Details

The Company will host a conference call to discuss financial results for the third quarter ended September 30, 2009 on Tuesday, November 17 , 2009 at 10:00 a.m. Eastern standard time (7:00 a.m. Pacific).

To participate in the call, please dial (877) 407-0789, or (201) 689-8562 for international calls, approximately 10 minutes prior to the scheduled start time. Interested parties may also listen via a live Internet webcast, which can be found at the Company's website at http://www.chinaeducationalliance.com.

A replay of the call will be available for two weeks from 1:00 p.m. EST on November 17, 2009, until 11:59 p.m. EST on December 1, 2009. The number for the replay is (877) 660-6853, or (201) 612-7415 for international calls. The passcode for the replay is 337623, and the account number is 3055. You will need both the passcode and the account number to listen to the replay. In addition, a recording of the call will be available via the company's website at http://www.chinaeducationalliance.com for one year.

About China Education Alliance, Inc.

China Education Alliance, Inc. is a fast growing, leading China-based company offering high-quality education resources and services to students ages 6 to 18 and adults ages 18+ (University students and professionals). For students ages 6 to 18, China Education Alliance, Inc. offers supplemental online exam-oriented training materials and on-site exam-oriented training and tutoring services. The company is providing on-line downloadable famous teachers resources and on-site face to face instructions.   All resources and tutoring services are provided by famous teachers within mainland China. The purpose of online exam orientated resources and on-site tutoring is to help Chinese students ages 6 to 18 to pass the two most important, and highly competitive exams in their educational career: senior high school entrance exam and college entrance exam. For graduates and professionals age 18+, China Education Alliance provides vocational training including IT and several professional training programs. For more information about China Education Alliance, please visit http://www.chinaeducationalliance.com ..

Safe Harbor Statement

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release, constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, without limitation, statements regarding our ability to prepare the company for growth, the Company’s planned expansion in 2008 and predictions and guidance relating to the Company’s future financial performance. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs and are not a guarantee of future performance but they involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, which may include, but are not limited to, such factors as unanticipated changes in product demand especially in the education industry, pricing and demand trends for the Company’s products, changes to government regulations, risk associated with operation of the Company’s new facilities, risk associated with large scale implementation of the company’s business plan, the ability to attract new customers, ability to increase its product’s applications, cost of raw materials, downturns in the Chinese economy, the adoption by consumers of its new game business, the unproven advertising model that is dependent on attracting a large game user base, and other information detailed from time to time in the Company's filings and future filings with the United States Securities and Exchange Commission. Investors are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release, readers are cautioned not to place undue reliance on any of them and the Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

-- Financial tables follow --

China Education Alliance, Inc. and Subsidiaries
Consolidated Balance Sheet

	September 30,	December 31,
	2009	2008
ASSETS	Unaudited	Audited

Current Assets
Cash and cash equivalents	$38,771,932	$23,418,098
Advances to related parties	204,569	142,006
Account receivables	1,195,623	469,607
Prepaid expenses	2,006,620	3,437,506
Total current assets	42,178,744	27,467,217

Property and equipment, net	6,585,397	6,519,229
Intangible, net	346,771	481,112
Advance on acquisition	932,000	932,000
Long term investment	338,056	342,357

	$50,380,968	$35,741,915

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued expenses	$1,295,291	$800,692
Deferred revenues	1,252,563	1,227,806
Total current liabilities	2,547,854	2,028,498

Stockholders' Equity
Preferred stock ($0.001 par value, 20,000,000 shares authorized,
4,502,142 and 7,597,645 issued and outstanding, respectively, aggregate
liquidation preference of $1,665,793 and 2,811,129, respectively)	1,867,644	3,010,144
Common stock ($0.001 par value, 150,000,000 shares authorized,
24,732,914 and 21,892,631issued and outstanding, respectively)	24,733	21,893
Additional paid-in capital	15,283,404	10,751,732
Statutory reserve	1,990,238	1,990,238
Accumulated other comprehensive income	2,775,834	2,688,080
Retained earnings	25,891,261	15,251,330
Total stockholders' equity before related parties offset	47,833,114	33,713,417

	$50,380,968	$35,741,915

China Education Alliance, Inc. and Subsidiaries
Consolidated Statements of Operations
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008
Revenues
Online education revenues	$5,768,667	$4,339,119	$16,068,783	$10,259,674
Training center revenues	3,853,285	2,019,933	8,408,331	3,608,317
Advertising revenues	609,726	787,337	2,077,016	1,807,509
Total revenue	10,231,678	7,146,389	26,554,130	15,675,500

Cost of Goods Sold
Online education costs	1,223,984	667,373	3,457,403	1,489,653
Training center costs	736,215	667,066	2,102,654	1,321,523
Advertising costs	48,491	47,622	173,405	133,209
Total cost of goods sold	2,008,690	1,382,061	5,733,462	2,944,385

Gross Profit
Online education gross profit	4,544,683	3,671,746	12,611,380	8,770,021
Training center gross profit	3,117,070	1,352,867	6,305,677	2,286,794
Advertising gross profit	561,235	739,715	1,903,611	1,674,300
Total gross profit	8,222,988	5,764,328	20,820,668	12,731,115

Operating Expenses
Selling expenses	3,079,340	2,352,018	7,196,522	4,965,036
Administrative	425,990	288,083	1,320,102	935,830
Depreciation and amortization	275,909	264,988	766,260	680,819
Total operating expenses	3,781,239	2,905,089	9,282,884	6,581,685

Other Income (Expense)
Value-added tax refund	0	5,570	-	534,067
Interest income	36,085	37,991	84,624	94,427
Investment loss	(1,275)	-	(5,364)	-
Total other income	34,810	43,561	79,260	628,494

Net Income Before Provision for Income Tax	4,476,559	2,902,800	11,617,044	6,777,924

Provision for Income Taxes	301,980	145,889	977,112	451,097

Net Income	$4,174,579	$2,756,911	$10,639,932	$6,326,827

Basic Earnings Per Share	$0.18	$0.13	$0.48	$0.30
Diluted Earnings Per Share	$0.16	$0.11	$0.44	$0.26

Basic Weighted Average Shares Outstanding	23,069,062	21,434,129	22,341,051	21,434,129
Diluted Weighted Average Shares Outstanding	25,566,705	24,176,509	24,254,521	24,796,069

The Components of Other Comprehensive Income
Net income	$4,174,579	$2,756,911	$10,639,932	$6,326,827
Foreign currency translation adjustment	274,480	80,723	87,754	1,412,564

Comprehensive Income	$4,449,059	$2,837,634	$10,727,686	$7,739,391

China Education Alliance, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
	2009	2008
Cash flows from operating activities
Net Income	$10,639,932	$6,326,827
Adjustments to reconcile net cash provided by
Operating activities
Depreciation and amortization	1,176,723	1,193,275
Stock based compensation	442,450	-
Loss on equity investment	5,132	-
Net change in assets and liabilities
Account receivables	(724,876)	(296,276)
Prepaid expenses and other	1,439,230	(972,961)
Advances to related parties	(62,217)	(943,733)
Accounts payable and accrued liabilities	492,655	289,618
Deferred revenue	21,776	751,059
Net cash provided by operating activities	13,430,805	6,347,809

Cash flows from investing activities
Purchases of fixed assets	(1,091,554)	(1,726,750)
Long-term investment	-	(431,831)
Net cash (used in) investing activities	(1,091,554)	(2,158,581)

Cash flows from financing activities
Warrants exercised	2,949,559	2,667,559

Effect of exchange rate	65,024	1,412,565

Net increase in cash	15,353,834	8,269,352

Cash and cash equivalents at beginning of year	23,418,098	11,778,954

Cash and cash equivalents at end of year	$38,771,932	$20,048,306

Supplemental disclosure of cash flow information
Interest paid	$-	$-
Taxes paid	$870,797	$94,737

Non-cash investing and financing activities
Conversion of preferred stock to common	$1,142,500	$667,800

This information is intended to be reviewed in conjunction with the Company’s filings with the Securities and Exchange Commission.

For more information, please contact:

At the Company:

Zack Pan, CFO

China Education Alliance, Inc.

Tel:   1-405-315-9987

Investor Relations:

RedChip Companies, Inc.

Jon Cunningham, Investor Relations

1-800-733-2447, Ext. 107

jon@redchip.com

http://www.RedChip.com

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SOURCE: China Education Alliance, Inc.